Exhibit 7.01

Joint Filing Agreement

This Agreement is made this 8th day of May, 2012, by and between each of the undersigned.

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock of Sino Gas International Holdings, Inc., a Utah corporation, and that this Agreement may be included as an exhibit to such joint filing.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

By:	/s/ Liu Yuchuan
Name:	Liu Yuchuan

Eloten Group Ltd.

By:	/s/ Liu Yuchuan
Name:	Liu Yuchuan
Title:	Director